                                                                 Exhibit (h)(xi)

        ASSIGNMENT OF AND AMENDMENT #1 TO PARTICIPATION AGREEMENT BETWEEN

                               JANUS ASPEN SERIES

                                       and

                     SECURITY EQUITY LIFE INSURANCE COMPANY

         WHEREAS, SECURITY EQUITY LIFE INSURANCE COMPANY (the "Company") and JANUS ASPEN SERIES (the "Trust") have previously entered into a Participation Agreement effective March 31, 1997, as amended on May 7, 1998 and August 20, 1998 (the "Agreement"); and

         WHEREAS, the Company has agreed to merge with and into Metropolitan Life Insurance Company, a New York corporation with its principal place of business at One Madison Avenue, New York, New York 10010 ("MetLife"); and

         WHEREAS, by operation of law as a result of the merger, MetLife will assume ownership of the assets in the Company's segregated asset accounts, identified in Schedule A to the Agreement (the "Accounts"), and will assume all of the Company's liabilities and obligations under the variable life insurance policies and variable annuity contracts issued by the Company and the Accounts; and

         WHEREAS, the Company desires to assign, and MetLife desires to assume, all of the Company's interests, rights and obligations under the Agreement; and

         WHEREAS, Section 8.9 of the Agreement provides generally that the Agreement may not be assigned without the prior written consent of the Company and the Trust; and

         WHEREAS, the parties wish to amend and restate Schedule A of the Agreement;

         NOW, THEREFORE, the parties hereto agree to the following:

         1. The Company and the Trust consent to the assignment to MetLife of all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

         2. MetLife agrees to assume all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

         3. The Agreement is amended so that each reference to "Security Equity Life Insurance Company" or "the Company" is now a reference to MetLife.

         4. Schedules A is amended in its entirety, as attached hereto and incorporated herein.

         5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF we have set our hands as of the ______ day of _________, 2003.

SECURITY EQUITY LIFE INSURANCE COMPANY     METROPOLITAN LIFE INSURANCE COMPANY

By: __________________________________     By: _________________________________
Name: ________________________________     Name: _______________________________
Title: _______________________________     Title: ______________________________

JANUS ASPEN SERIES

By: __________________________________
Name: ________________________________
Title: _______________________________

                                   Schedule A

                    Separate Account and Associated Contracts

------------------------------------------------------------------------------
NAME OF SEPARATE ACCOUNT AND THE DATE             CONTRACTS FUNDED BY SEPARATE
  ESTABLISHED BY BOARD OF DIRECTORS                         ACCOUNT
------------------------------------------------------------------------------
Separate Account 13; December 30, 1994                        LCL2
------------------------------------------------------------------------------
Separate Account 35; April 1, 1997                            LCL1
------------------------------------------------------------------------------
Separate Account 36; April 1, 1997                            LCL1
------------------------------------------------------------------------------
Separate Account 37; April 1, 1997                            LCL1
------------------------------------------------------------------------------
Separate Account 52; November 18, 1998                        LCL1
------------------------------------------------------------------------------